SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 9, 2003

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

On May 9, 2003, Dendrite International Inc. (“Dendrite”) and Amgis Acquisition Co. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of Dendrite, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synavant Inc., a Delaware corporation (“Synavant”). The Merger Agreement provides for the commencement by Purchaser of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of Synavant (the “Shares”) at a price of $2.83 per Share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the Merger Agreement (the “Tender Offer”) and, following the purchase of the Shares pursuant to the Tender Offer and subject to the conditions set forth in the Merger Agreement, a merger (the “Merger”) of Purchaser into Synavant. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters’ rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by Synavant, Dendrite, Purchaser or any other subsidiary of Dendrite, will be converted into the right to receive $2.83 per Share in cash, without interest (the “Merger Consideration”). Shares that are held by Synavant as treasury stock and any Shares owned by Dendrite, Purchaser or any other subsidiary of Dendrite will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

The Merger Agreement is filed herewith as Exhibit 99.1. The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Tender Offer and the Merger are subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

On May 9, 2003, Dendrite entered into a Settlement Agreement (the “Settlement Agreement”) with Synavant wherein Dendrite agreed to suspend its pending lawsuit against Synavant and its directors in the Delaware Chancery Court. The lawsuit will be dismissed upon successful completion of the Tender Offer.

On May 9, 2003, Dendrite issued a press release announcing the execution of the Merger Agreement and the Settlement Agreement. The May 9, 2003, press release is filed herewith as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)   Exhibits.

99.1	Agreement and Plan of Merger dated May 9, 2003, by and among Synavant Inc., Dendrite International, Inc. and Amgis Acquisition Co.

99.2	Press Release of Dendrite International, Inc., dated May 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2003	DENDRITE INTERNATIONAL, INC. By: CHRISTINE A. PELLIZZARI —————————————— Name: Christine A. Pellizzari Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Agreement and Plan of Merger dated May 9, 2003, by and among Synavant Inc., Dendrite International, Inc. and Amgis Acquisition Co.

99.2	Press Release of Dendrite International, Inc., dated May 9, 2003.